U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              Digiblue Media, Inc.
                              --------------------
             (Exact name of registrant as specified in its charter)


Nevada                               7371                            75-3016844
------                               ----                            ----------
(State or other           (Primary Standard Industrial         (I.R.S. Employer
jurisdiction of            Classification Code Number)      Identification No.)
incorporation or
organization)

32946 Dana Spruce, Suite A, Dana Point, California                        92629
---------------------------------------------------                       -----
(Address of registrant's principal executive offices)                (Zip Code)

                                  714.460.2717
                                  ------------
              (Registrant's Telephone Number, Including Area Code)


                             Michael J. Muellerleile
                                  MC Law Group
                          4100 Newport Place, Suite 830
                         Newport Beach, California 92660
                                  949.250.8655
                             Facsimile 949.250.8656

            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
====================================== ======================== ==================== ======================= ===============
         Title of each class                   Amount            Proposed maximum       Proposed maximum       Amount of
            of securities                       to be             offering price           aggregate          registration
          to be registered                   registered              per share           offering price           fee
-------------------------------------- ------------------------ -------------------- ----------------------- ---------------
Common Stock, $.001 par value               2,000,000 (1)              $0.10                $200,000             $18.40
-------------------------------------- ------------------------ -------------------- ----------------------- ---------------
Common Stock, $.001 par value                200,000 (2)               $0.10                $20,000               $1.84
====================================== ======================== ==================== ======================= ===============
                                                                                      Total Registration Fee:    $20.24
(1)  Represents shares offered for sale by Digiblue Media, Inc.
(2)  Represents shares offered by a selling shareholder. The offering price of
     $0.10 per share for the selling shareholder was estimated for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                              Digiblue Media, Inc.,
                              a Nevada corporation

                        2,200,000 Shares of Common Stock

We intend to provide software design and development services to small companies. We are offering for sale 2,000,000 shares of our common stock in a direct public offering. The purchase price is $0.10 per share. No underwriter is involved in the offering and distribution of the shares. We are offering the shares without any underwriting discounts or commissions. Our president, Brian Eddo, will offer and sell the shares on our behalf. If all of the shares offered are purchased, the proceeds to us will be $200,000. No minimum amount is required to be sold in this offering. This is our initial public offering and no public market currently exists for shares of our common stock. This offering will terminate six months following the effective date of this registration statement.

No public market currently exists for shares of our common stock. We do not know if a market will develop, if at all.

--------------------- ---------------------- ----------------- --------------
 Title of securities     Number of offered     Offering price    Proceeds
    to be offered             shares              per share
--------------------- ---------------------- ----------------- --------------
   Common Stock (1)          2,200,000              $0.10        $200,000
--------------------- ---------------------- ----------------- --------------
(1)Represents shares offered for sale by Digiblue Media, Inc.

Additionally, the selling security holder wants to sell 200,000 shares of our issued and outstanding common stock. The selling security holder will sell at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board or Electronic Pink Sheets and thereafter at prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholder.

See "Risk Factors" on Pages 4 to 7 for factors to be considered before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.



               The date of this prospectus is September 25, 2002.
                             Subject to completion.

                                TABLE OF CONTENTS


Prospectus Summary ...........................................................4
Risk Factors..................................................................5
Forward Looking Statements....................................................5
Use of Proceeds...............................................................8
Determination of Offering Price...............................................8
Dilution......................................................................8
Selling Security Holders......................................................9
Plan of Distribution..........................................................9
Legal Proceedings............................................................10
Directors, Executive Officers, Promoters and Control Persons.................10
Security Ownership of Certain Beneficial Owners and Management...............11
Description of Securities....................................................11
Interest of Named Experts and Counsel........................................12
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities...................................................12
Organization Within Last Five Years..........................................12
Description of Business......................................................12
Management's Discussion and Analysis of Financial Condition
and Results of Operations....................................................15
Description of Property......................................................16
Certain Relationships and Related Transactions....................        ...16
Market for Common Equity and Related Stockholder Matters.....................16
Executive Compensation ......................................................17
Financial Statements.........................................................18
Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure.....................................................18
Legal Matters................................................................18
Experts......................................................................18
Additional Information.......................................................18
Indemnification of Directors and Officers....................................18
Other Expenses of Issuance and Distribution..................................19
Recent Sales of Unregistered Securities......................................19
Exhibits.....................................................................20
Undertakings.................................................................20
Signatures...................................................................22


Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------

Our Business:                      We were incorporated in Nevada on December
                                   10, 2001. Our principal business address is 32946 Dana Spruce, Suite A, Dana Point,
                                   California 92629. Our telephone number is
                                   (714)460-2717.

                                   We are a software development and design company that specializes providing customized software applications to small businesses and entrepreneurs. We seek to understand our clients' software application needs and tailor off-the-shelf software to our clients' business requirements, or where situations warrant, design original software applications to achieve the same goal for our clients.

                                   We propose to market our services beginning in the southern California area by means of personal contacts, networking with providers of computer systems, components or repair services, and eventually, through our proposed website. If we generate significant revenues, we hope to expand the area of our operations to the greater West Coast area.

Summary financial information:     The summary financial information set forth
                                   below is derived from the more detailed
                                   financial statements appearing elsewhere in this Form SB-2. We have prepared our financial statements contained in this Form
                                   SB-2 in accordance with generally accepted accounting principles in the United States.
                                   All information should be considered in
                                   conjunction with our financial statements and the notes contained elsewhere in this Form
                                   SB-2.

                       Income Statement                 Period from
                                                December 10, 2001 (inception)
                                                     to June 30, 2002
                                                              $
                       Revenue                            10,580
                       Gross Profit (Loss)                   297
                       Net Income (Loss)                     297
                       Net Income (Loss) Per Share          0.00



                       Balance Sheet                    June 30, 2002
                                                              $
                       Total Assets                       25,537
                       Total Liabilities                   2,240
                       Shareholders' Equity               23,297



Primary offering
----------------

Number of shares being offered:    We are offering for sale 2,000,000 shares of
                                   our common stock. We will sell the shares we are registering only to those individuals who have received a copy of the prospectus.

Number of shares outstanding       1,450,000 shares of our common stock are
after the offering:                currently issued and outstanding. After the
                                   offering, 3,450,000 shares of our common stock will be issued and outstanding.

Estimated use of                   We will receive $200,000 if all of the
proceeds:                          offered shares are sold and $100,000 if half
                                   the offered shares are sold. If half of the shares are purchased, we intend to use approximately $20,000 of the net proceeds for marketing expenses, and $65,000 of the proceeds for working capital and approximately $15,000 for offering expenses.
                                   If all of the shares are purchased, we intend to use $40,000 of the proceeds for marketing expenses, and $145,000 of the proceeds for working capital and approximately $15,000 for offering expenses.

Secondary offering
------------------

Number of shares being offered:    The selling security holder wants to sell
                                   200,000 shares of our issued and outstanding common stock. The selling security holder will sell at a price of $0.10 per share until the shares are quoted on the OTC Bulletin
                                   Board or Electronic Pink Sheets and
                                   thereafter at prevailing market prices or privately negotiated prices.



                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

Risks related to our business:

We may not be able to further implement our business strategy unless sufficient funds are raised in this offering, which could prevent us from becoming profitable.

In order to further develop our business and fund proposed marketing activities, we believe that we need proceeds of approximately $100,000 from this offering. We believe that $100,000 will be sufficient to pay for the expenses of this offering and our proposed marketing activities. We may not realize sufficient proceeds to complete further development costs, or to provide adequate cash flow for planned marketing expenses. Our inability to raise sufficient funds in this offering may significantly hinder our growth. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment.

We have a limited operating history upon which an evaluation of our prospects can be made.

We were incorporated in December 2001. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues.

We have only generated revenues from services provided to a related party, and if we fail to engage other clients, we may incur net losses in the foreseeable future.

As of June 30, 2002, we have only generated revenues from services provided to a related party. Unless we are able to expand our client base and promote our services to a wide range of potential customers, we may not generate sufficient revenues to cover our operating costs or to operate profitably. As we develop our business and undertake marketing activities to promote our services, we expect to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations.

Technological improvements and lower prices in the computer industry may undercut the need for our services.

The software development industry is constantly undergoing rapid changes and improvements in technology that have historically lowered the prices of computer software, while shortening the lifespan of a given technology. As such, further improvements or more frequent changes in technology may result in less expensive but more capable off-the-shelf software becoming available to consumers and businesses, which would greatly reduce the demand for comparable customized software development services such as ours.

We may not be able to compete effectively with other providers of computer software design that have more resources and experience than we have.

Our industry is significantly competitive. We have competitors that provide some or all of the services we provide and who are larger and have more resources than we do. Many of our competitors have significantly greater financial, human and marketing resources than we have. As a result, such competitors may be able to respond more quickly to new trends and changes in customer demands. Such competitors may also be able to devote greater resources to the development, promotion, sale, and support of their services than we do. If we do not compete effectively with current and future competitors, we may be unable to secure new and renewed client contracts, or we may be required to reduce our rates in order to complete effectively. This could result in a reduction in our revenues, resulting in lower earnings or operating losses.

Our officers, directors and principal shareholders, control our operations and matters requiring shareholder approval.

Our officers, directors and principal shareholders own approximately 86.2% of our outstanding shares of common stock. Even if all the offered shares are sold, they will still own 36.2% of our outstanding shares of common stock. As a result, our officers, directors and principal shareholders will have the ability to control or significantly influence all matters requiring approval by our shareholders, including the election and removal of directors. Such control will allow our officers, directors and principal shareholders to control the future course of the company. Our officers, directors and principal shareholders do not intend to purchase any of the shares in this offering.

We depend on the efforts and abilities of Brian Eddo, our president, to continue operations and generate revenues.

Brian Eddo is a key employee with extensive sales and marketing experience in the computer component industry. The interruption of the services of Mr. Eddo could significantly hinder our operations, profits and future development, if a suitable replacement is not promptly obtained. We do not currently have any executive compensation agreements. We cannot guaranty that Mr. Eddo will remain with us. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. We may not be able to attract and retain qualified personnel.

We anticipate that we may need to raise additional capital to market our products and services. Our failure to raise additional capital will significantly affect our ability to fund our proposed marketing activities.

We are currently not engaged in any sophisticated marketing program to market and distribute our products because we lack sufficient capital and revenues to justify the expenditure. We plan to spend $40,000 for marketing and promotion over the next twelve months if we sell all of the offered shares. We believe that we will need to raise $200,000 in this offering to fund our operations over the next twelve months. However, we may need to spend more funds on marketing and promotion than we have initially estimated. Therefore, if we need additional funds, we will need to raise additional capital in addition to the funds raised in this offering. We do not know if we will be able to acquire additional financing at commercially reasonable rates. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities.

Risks related to owning our common stock:

The concurrent offering of shares by our selling security holders with the offering of shares to be sold by us may make it more difficult for us to sell our shares

We are selling 2,000,000 shares concurrently with the sale of 200,000 shares that may be sold by the selling security holder. To the extent that selling security holder and our shares are being offered for sale concurrently, each sale of shares held by our selling security holder may reduce the number of investors willing to buy our shares as well as the demand for our shares. As a result, we may not be able to raise sufficient funds from this offering to implement our business strategy and our ability to raise capital may be hampered.

We arbitrarily determined the offering price of the shares of common stock. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The offering price of the shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have only generated minimal revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

Because we may be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced which may make it difficult for investors to sell their shares.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

Forward Looking Statements
---------------------------

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
----------------

We will receive up to $200,000 if all of the shares of common stock offered by us at $0.10 per share are purchased. We cannot guaranty that we will sell any or all of the shares being offered by us.

============================ ======================== ================== ================== ====================================
 Offered Shares Sold            Offering Proceeds        Approximate         Total Net        Principal Uses of Net Proceeds
                                                      Offering Expenses  Offering Proceeds
---------------------------- ------------------------ ------------------ ------------------ ------------------------------------
 500,000 shares (25%)               $75,000                $15,170            $34,830                 Working Capital
---------------------------- ------------------------ ------------------ ------------------ ------------------------------------
                                                                                              Marketing Expenses and Working
1,000,000 shares (50%)              $100,000               $15,170            $84,830                     Capital
---------------------------- ------------------------ ------------------ ------------------ ------------------------------------
                                                                                              Marketing Expenses and Working
1,500,000 shares (75%)              $150,000               $15,170           $134,830                     Capital
---------------------------- ------------------------ ------------------ ------------------ ------------------------------------
                                                                                              Marketing Expenses and Working
2,000,000 shares (100%)             $200,000               $15,170           $184,830                     Capital
============================ ======================== ================== ================== ====================================

If less than 25% of the shares are sold, then we intend to use the net proceeds that we receive solely for working capital. Working capital will be used to pay general administrative expenses of approximately $10,000, legal expenses of approximately $7,500 and accounting expenses of approximately $5,000 for the next twelve months. Those expenses may increase if we are able to grow our operations and marketing activities.

Assuming at least 50% of the shares are purchased, we intend to use 25% of the net proceeds for marketing expenses, and 75% of the proceeds for working capital. Marketing expenses primarily include costs associated with travel and entertainment expenses to meet potential clients for our software design and development services. Marketing expenses also includes development, preparation and printing of marketing materials, such as brochures and catalogs.

None of the proceeds will be used to reimburse the expenses that were previously paid by our president including office rent or compensation for services provided prior to the offering. If the offering proceeds are insufficient to pay the offering expenses in full, then we intend to pay those expenses from our current cash reserves.

Determination of Offering Price
-------------------------------

Factors Used to Determine Share Price. The offering price of the 2,000,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution
--------

We intend to sell 2,000,000 shares of our common stock. We were initially capitalized by the sale of our common stock. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 2,000,000 shares of common stock will be sold. The founding shareholder is our president Brian Eddo.

========================= ========================================== ===================================== ===================
                                        Shares Issued                        Total Consideration                 Price
                                                                                                               Per Share
------------------------- ------------------------------------------ ------------------------------------- -------------------
                                  Number               Percent            Amount             Percent
------------------------- ----------------------- ------------------ ------------------ ------------------ -------------------
Founding Shareholder(1)       500,000 Shares            14.5%             $10,000             4.37%              $0.02
------------------------- ----------------------- ------------------ ------------------ ------------------ -------------------
Founding Shareholder(2)       750,000 Shares            21.7%             $15,000             6.55%              $0.02
------------------------- ----------------------- ------------------ ------------------ ------------------ -------------------
Other Shareholder(3)          200,000 Shares            5.8%               $4,000             1.75%              $0.05
------------------------- ----------------------- ------------------ ------------------ ------------------ -------------------
Purchasers of Shares         2,000,000 Shares           58.0%            $200,000            87.34%              $0.10
========================= ======================= ================== ================== ================== ===================
Total                        3,450,000 Shares           100%             $229,000             100%
========================= ======================= ================== ================== ================== ===================

(1) This founding shareholder was issued 500,000 shares of our common stock in exchange for cash of $1,000 and services which were valued at $9,000.
(2) This founding shareholder was issued 750,000 shares of our common stock in exchange for $15,000.
(3) The other shareholder was issued 200,000 shares of our common stock in exchange for $4,000.

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 50% and 25% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of June 30, 2002.

-------------------------------------------------------------------- --------------------- -------------------- -------------------
                                                                       100% of offered       50% of offered       25% of offered
                                                                       shares are sold       shares are sold     shares are sold
-------------------------------------------------------------------- --------------------- -------------------- -------------------
Offering Price                                                       $0.10 per share       $0.10 per share      $0.10 per share
-------------------------------------------------------------------- --------------------- -------------------- -------------------
Net tangible book value at 06/30/02                                  $0.02 per share       $0.02 per share      $0.02 per share
-------------------------------------------------------------------- --------------------- -------------------- -------------------
Net tangible book value after giving effect to the offering          $0.06 per share       $0.04 per share      $0.03 per share
-------------------------------------------------------------------- --------------------- -------------------- -------------------
Increase in net tangible book value per share attributable to cash
payments made by new investors                                       $0.08 per share       $0.02 per share      $0.01 per share
-------------------------------------------------------------------- --------------------- -------------------- -------------------
Per Share Dilution to New Investors                                  $0.04 per share       $0.06 per share      $0.07 per share
-------------------------------------------------------------------- --------------------- -------------------- -------------------
Percent Dilution to New Investors                                            40%                   60%                 70%
-------------------------------------------------------------------- --------------------- -------------------- -------------------

Selling Security Holder
------------------------

The following table sets forth information concerning the selling security holder including:

1. the number of shares owned by the selling security holder prior to this offering;
2. the total number of shares that are to be offered by the selling security holder;
3. the total number of shares of common stock that will be owned by the selling security holder upon completion of the offering; and
4. the percentage of common stock that will be owned by the selling security holder upon completion of the offering if all of the offered shares are sold by the selling security holder.

The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holder. The selling security holder has no position or office with us, nor any material relationship with us. The selling security holder is not a broker-dealer or an affiliate of a broker-dealer to our knowledge.

--------------------- ------------------------ ------------------------ --------------------------- ---------------------------
    Name of Selling     Amount of Shares of      Amount of Shares of       Amount of Shares of         Percentage of Common
    Security Holder    Common Stock Owned by     Common Stock to be       Common Stock Owned by     Stock Owned if all of the
                         Selling Security      Offered by the Selling    Selling Security Holder     Offered Shares Are Sold
                         Holder Before the         Security Holder          After the Offering
                             Offering
--------------------- ------------------------ ------------------------ --------------------------- ---------------------------
Format, Inc.                 200,000                  200,000                      0                           0%
-------------------------------------------------------------------------------------------------------------------------------

The selling security holder is Format, Inc., a Nevada corporation to whom we issued 200,000 shares of our common stock in exchange for services valued at $10,000. We agreed to register these shares issued to Format, Inc. in order for Format, Inc. to distribute those shares to its own stockholders as a dividend.

These shares constitute all of the shares known to us to be beneficially owned by that security holder. This selling security holder has not held any position or office with us. The only material relationship between us and the selling security holder is defined by the services agreement under which we issued shares in return for services rendered to us. The selling security holders is not a broker-dealer or an affiliate of a broker-dealer to our knowledge.

Plan of Distribution
--------------------

Primary Offering. We are offering for sale 2,000,000 shares of our common stock in a direct public offering. We have not conducted any discussions or negotiations for the sale of all or any portion of those 2,000,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser and the maximum number of shares we will sell is 2,000,000. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock. There are no minimum proceeds set for this offering. We will not place the funds raised in an escrow account. All funds received in this offering will be deposited directly into our corporate general account and will be available for immediate utilization. This offering will terminate six months following the effective date of this registration statement.

Brian Eddo, our president, will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although Mr. Eddo is an associated person of the company as that term is defined in Rule 3a4-l under the Exchange Act, he is deemed not to be a broker for the following reasons:

     o Mr. Eddo is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.
     o Mr. Eddo will not be compensated for his participation in the sale of company securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.
     o Mr. Eddo is not an associated person of a broker or dealer at the time of participation in the sale of company securities.

Mr. Eddo will restrict his participation to the following activities:

     o preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the president of a potential purchaser;
     o responding to inquiries of potential purchasers in communication initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;
     o performing ministerial and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the registration statement will be filed.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus. We intend to register or qualify the offered shares in the following states:
Nevada, New York, and Colorado.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.


Secondary Offering. The offering by the selling security holders will start as soon as this registration statement is declared effective. The selling security holders will sell at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The selling security holders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The shares will not be sold in an underwritten public offering. The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o    privately negotiated transactions.

The shares of common stock being offered by the selling security holders have not been registered for sale under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration or qualification.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions. In the event that a broker-dealer is added as a formal participant to the marketing effort of the selling security holders, we will file a post effective amendment to disclose such event.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage Age Position in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors.

Our directors and principal executive officers are as specified on the following table:

    Name             Age           Position
-------------- --------------  ---------------------------------------
  Brian Eddo         29         president, secretary and a director
------------- ---------------  ---------------------------------------
Tamara Woody         30         treasurer and a director
============= ===============  =======================================


Brian Eddo. Mr. Eddo is our president, secretary and one of our directors since our inception. Mr. Eddo is responsible for our day-to-day operations and establishing and maintaining relationships with our clients. Mr. Eddo has also been a consultant for Addtech Mobile Devices since 2001. Prior to that, he was a sales engineer for Cisco Systems, Inc. from 2000 to 2001. From 1999 to 2000, Mr. Eddo was a network engineer for Pacific Data Technologies. Mr. Eddo graduated in 2000 from California State University, Fullerton with Bachelor of Science in chemistry. Mr. Eddo also holds the following certifications: Cisco Certified Network Associate, Cisco Certified Design Associate, and Cisco Certified Network Professional. Mr. Eddo has not been a director of any other reporting company.

Tamara Woody. Ms. Woody has been our treasurer and one of our directors since our inception. Ms. Woody is our principal executive and financial officer and is responsible for our financial reporting and record keeping. Ms. Wood has been a human resource manager for Contessa Food Products since 2001, where she is responsible for the development, implementation and administration of that company's policies. From 1994 to 2001, Ms. Woody was the Vice President for Human Resources at First Entertainment Credit Union. Also since 2000, she has served as an instructor for the Los Angeles Community Colleges in Human Resources certification programs. Ms. Woody graduated in 1994 with a Bachelor of Science degree in business administration, with an emphasis in human resources management, and graduated in 1998 with a Master of Business Administration degree, both from California State University, Northridge. Ms. Woody is not an officer or director of any other reporting company.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 25, 2002, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group. The percentages in the table assume that the selling security holders will not sell any of their shares which are being registered in this registration statement.

Title of Class  Name and Address of         Amount and Nature of   Percent of Class     Percent of Class    Percent of Class if
                Beneficial Owner            Beneficial Owner       if No Shares are     if 1,000,000        2,000,000 Shares
                                                                   Sold                 Shares are Sold     are Sold
--------------- --------------------------- ---------------------- -------------------- ------------------- --------------------
Common Stock    Brian Eddo                  500,000 shares,               34.5%               20.4%                14.5%
                32946 Dana Spruce           president,
                Suite A                     secretary, director
                Dana Point, CA 92629

Common Stock    Tamara Woody                750,000 shares,               51.7%               30.6%                21.7%
                32946 Dana Spruce           treasurer, director
                Suite A
                Dana Point, CA 92629

Common Stock    All directors and named     1,250,000 shares              86.2%               51.0%                36.2%
                executive officers as a
                group

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in a change in control.

Description of Securities
-------------------------

We were authorized to issue 50,000,000 shares of $.001 par value common stock, and 5,000,000 shares of preferred stock. As of September 25, 2002, 1,450,000 shares of our common stock were issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Our Articles of Incorporation and our Bylaws do not contain any provisions which were included to delay, defer, discourage or prevent a change in control.

Interest of Named Experts and Counsel
-------------------------------------

No "expert" or our "counsel" was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
------------------------------------------------------------------------

Article Seventh of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
     o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
-----------------------------------

Transactions with Promoters. Brian Eddo was our promoter. On December 16, 2001, we issued 500,000 shares of our common stock to Mr. Eddo in exchange for cash of $1,000 and services which were valued at $9,000.

Description of Business
-----------------------

Our Background. We were incorporated in Nevada on December 10, 2001 as Digiblue Media, Inc. On February 22, 2002 we were qualified to do business in California as Nevada Digiblue Media, Inc.

Our Business. We are a development stage company. We intend to design and develop customized computer software applications tailored to our customers' needs. We are a software development and design company that specializes providing customized software applications to small businesses and entrepreneurs. We seek to understand our clients' software application needs and tailor off-the-shelf software to our clients' business requirements, or where situations warrant, design original software applications to achieve the same goal for our clients. We propose to market our services beginning in the southern California area by means of personal contacts, networking with providers of computer systems, components or repair services, and eventually, through our proposed website. Later, we hope to expand the area of our operations to the greater West Coast area.

Our Services. We intend to provide software design and development services, including specialized, innovative information technology, or IT, solutions to our customers. We believe our staff is able to perform a range of complex software development projects. We believe we are able to provide software solutions to practical business applications in programming, custom IT systems design, software development and consulting. We intend to offer customers a variety of software development projects and programming solutions which can include multi-tier systems, Internet/intranet access and reporting systems, complex data processing and cost-effective user interfaces. We hope to provide our clients with customized software projects at a competitive price, ranging from internal custom software development projects or assistance from a total software development project staff.

As of June 30, 2002, we have generated revenues of $10,580. To effectuate our business plan during the next twelve months, we must market our services. We believe that we will use some of the proceeds generated from this offering as well as revenues generated from sales of our services to pay for our proposed marketing activities. If we are unable to raise capital or generate revenues to pay for our proposed marketing activities, we hope that we will continue to market the services we offer by in person meetings with prospective customers. Our failure to pay for our marketing activities could result in our inability to meet the objectives of our business plan within the next twelve months.

Our Proposed Website. We currently own the domain name www.digibluemedia.com. We anticipate that our proposed website will display our corporate logo, contact information, and provide a general description of the computer software development and design services that we offer as well as prices of those services. If we generate significant revenues, we intend to further develop our website to serve as a mechanism for clients to ask online questions of our technical staff, and to place service orders by means of e-mail.

Our Target Markets and Marketing Strategy. We intend to serve individual and corporate customers seeking competitively priced customized software applications to meet their small business requirements. We believe the demand for customized software applications is expanding, since many businesses and entrepreneurs currently purchase off-the-shelf software on their computer systems, and often have the need for those applications to be tailored to the requirements of their business. As improvements in technology occur, many computer users seek to modify the capabilities of software they purchase to increase the computing capability at their disposal. We estimate that because of the rapid changes in technology, computer product life cycles are increasingly shorter, prices become lower, and competition increases. By serving as a source for customized software applications, we believe we fill a growing need in the market for computer software that is competitively priced but technologically up-to-date. We intend promote our customizing services by means of relationship-building with both potential and current small business computer users, trade magazine articles and advertisements, reputation and word of mouth. We also intend to attend industry events to build relationships with potential clients for our services.

Our Growth Strategy. Our objective is to establish our reputation of effectively providing tailored software solutions to our small business clients in a timely and convenient fashion and build long-term relationships as an innovative provider of software modifications. Our strategy is to provide clients with exceptional personal service and software solutions especially tailored to the client's needs at competitive prices. Key elements of our strategy include:

     o    cultivate relationships with existing and potential clients;
     o increase our relationships with third party providers of components, computer maintenance and repair services who may share a similar client base;
     o    develop and promote our website and expand its capabilities; and
     o    expand operations in the Southern California and West Coast regions.

Our Competition. The market for customized computer software applications is very competitive. We compete primarily with larger software manufacturers, designers, and retail computer stores providing off the shelf software, or similar customizing services, and other retail sources of computer software who sell both off-the-shelf and customized software applications. Some of these competitors are: CompUSA, BestBuy, Fry's Electronics, and other chainstore computer product retailers, especially those with technical staffs, and smaller software design companies located in southern California such as IT Software Design Co., Success Associates, The Dini Group, eBuilt, Inc. and Digital Point Solutions. We also compete with other local or regional providers of computer software customization services. Many of these competitors market their services in a traditional store-front fashion as well as by means of a website. Some online competitors provide a variety of services, such as hardware maintenance, component sales and software upgrades. Some of our online competitors serving southern California include customware.com, neotechsystems.com and ganx.com and applitech.com.

We intend to compete on the basis of service and price, utilizing the experience and contacts of Brian Eddo to provide high quality services at a reasonable price. We believe that Mr. Eddo's experience and contacts in the industry will allow us to pay less for the services that we may have to subcontract.

Many of these competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities, to pay higher prices for the same opportunities or to develop and support their own operations. In addition, many of these companies can offer bundled, value-added or additional services not provided by us, and may have greater name recognition. These companies might be willing to sacrifice profitability to capture a greater portion of the market for similar products and services, or pay higher prices than we would for the same expansion and development opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal growth objectives.

Our Intellectual Property. We do not presently own any copyrights, patents, trademarks, licenses, concessions or royalties. Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

     o    these agreements will not be breached;
     o    we would have adequate remedies for any breach; or
     o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of either our services or business methods by others or prevent others from claiming violations of their intellectual property rights.

We own the Internet domain name www.digibluemedia.com. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Government Regulation. We are subject to federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. We do not believe that our sales activities are subject to licensing or other regulatory requirements. We believe that we are in conformity with all applicable laws in all relevant jurisdictions.

Our Research and Development. We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future.

Employees. As of September 25, 2002, we have one full time employee. We anticipate that we will not hire any employees in the next six months, unless we generate significant revenues. From time-to-time, we anticipate that we will use the services of independent contractors and consultants for the various services that we provide.

Facilities. Our executive, administrative and operating offices are located at 32946 Dana Spruce, Suite A, Dana Point, California, 92674.

Management's Discussion and Analysis of Financial Condition and Results of Operations
--------------------------------------------------------------------------

For the period from December 10, 2001, our date of formation, through June 30, 2002.
-----------------------------------------------------------------------------

Liquidity and Capital Resources. We have cash and cash equivalents totaling $18,449 as of June 30, 2002. We also had $4,580 in costs and estimated earnings in excess of billings on uncompleted contracts. Therefore, our total current assets were $23,029 as of June 30, 2002. We also had a net of $2,508 in computer equipment. Our total assets were $25,237 as of June 30, 2002. We believe that our available cash and cash equivalents are sufficient to pay our day-to-day expenditures. As of June 30, 2002, we had liabilities of $2,240, which were represented solely by accounts payable and accrued expenses. We had no long term commitments or other contingencies as of that date.

Results of Operations.

Revenues. We have realized revenues from a related party of $10,580 for the period from December 10, 2001, our date of formation, through June 30, 2002. We anticipate that our revenues will increase significantly if we engage service contracts with additional clients and develop additional relationships with third party providers of computer components, systems and maintenance and repair products and services. Our income from operations for the period from December 10, 2001, our date of formation, through June 30, 2002, was $297.

Operating Expenses. For the period from December 10, 2001, our date of formation, through June 30, 2002, our total expenses were $10,283, all of which were general and administrative expenses. For the period from December 10, 2001, our date of formation, through June 30, 2002, we experienced a net profit of $297.

Our Plan of Operation for the Next Twelve Months. As of June 30, 2002, we generated revenues of $10,580. We anticipate that we will generate more significant revenues in the next twelve months. We hope to generate more significant revenues by engaging additional clients through reputation and word of mouth, and develop networking relationships with third party providers of computer components, systems and maintenance and repair products and services. As we develop additional networking relationships, our opportunities to generate revenues increases significantly. To effectuate our business plan during the next twelve months, we must increase our service offerings and market and promote our services. We currently market our business primarily through referrals and that referrals will continue to comprise a majority of our business.

We anticipate that we will use the funds raised in this offering and revenues generated to fund marketing activities and for working capital. We believe that the size of our operations may vary depending on the amount of funds raised in this offering. If we are able to sell all of the shares in this offering, we believe that the size of our operations will increase because we will be able to increase our marketing activities. If we do not raise any funds in this offering, we may not have adequate funds to market our services. Our failure to market and promote our services will hinder our ability to increase the size of our operations and generate additional revenues.

We have cash and cash equivalents of $18,449 as of June 30, 2002. In the opinion of management, available funds will satisfy our working capital requirements for the next twelve months. Those funds do not include any funds raised in this offering. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. In order to expand our operations, we do not currently anticipate that we will need to raise additional capital in addition to the funds raised in this offering. If we do not raise adequate funds from this offering, then we may not be able to conduct marketing activities and expand our operations.

We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment.

Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:

===================================== =========================
Property                                   June 30, 2002
------------------------------------- -------------------------
Cash                                           $18,449
------------------------------------- -------------------------
Property and Equipment, net                     $2,508
===================================== =========================

Our Facilities. Our executive, administrative and operating office is located in the personal residence of Brian Eddo, our president and one of our directors. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate. Brian Eddo, our president and director, currently provides office space to us at no charge. We do not have a written lease or sublease agreement and Mr. Eddo does not expect to be paid or reimbursed for providing office facilities.

Certain Relationships and Related Transactions
----------------------------------------------

Related party transactions.

Brian Eddo, our president, secretary and one of our directors, currently provides office space to us at no charge. Mr. Eddo does not expect to be paid or reimbursed for providing office facilities.

In December 2001, we issued 500,000 shares of our common stock to Brian Eddo, our president, secretary and one of our directors, in exchange for cash of $1,000, and $9,000 for services to be rendered, or $0.02 per share.

In February 2002, we issued 750,000 shares of our common stock to Tamara Woody, our treasurer and one of our directors, in exchange for $15,000, or $0.02 per share.

In May 2002, we entered into an agreement for us to develop software for Format, Inc., a Nevada corporation, which became one of our shareholders pursuant to that agreement. Specifically, the agreement specified that Format, Inc., would pay us $46,000 in exchange for the software development services and $4,000 for 200,000 shares of our common stock.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

     o    disclose such transactions in prospectuses where required;
     o disclose in any and all filings with the Securities and Exchange Commission, where required;
     o    obtain disinterested directors' consent; and
     o    obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of September 25, 2002, there were three record holders of our common stock.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. We have agreed to register for sale shares of common held by one of our current security holders.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny stock regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our board of directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers during the years ending December 31, 2001 and 2002. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

============================================ ======= ============= ============= ===================== =========================
Name and Principal Position                   Year      Annual      Bonus ($)        Other Annual       All Other Compensation
                                                      Salary ($)                   Compensation ($)
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Brian Eddo - president, secretary            2001        None          None              None                  $9,000 (1)
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
                                             2002        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Tamara Woody - treasurer                     2001        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
                                             2002        None          None              None                    None
============================================ ======= ============= ============= ===================== =========================
(1) Represents stock issued for services.

Compensation of Directors. Our current directors are also our employees and receive no extra compensation for their service on our board of directors.

Compensation of Officers. As of September 25, 2002, our officers have received no compensation for their services provided to us, except as described in the table above.

Employment Contracts. We anticipate that we will enter into an employment agreement with Brian Eddo, although we do not currently know the terms of that employment agreement.

Financial Statements
--------------------





                              DIGIBLUE MEDIA, INC.
                        DBA NEVADA DIGIBLUE MEDIA, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM DECEMBER 10, 2001
                          (INCEPTION) TO JUNE 30, 2002

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Digiblue Media, Inc.
Dana Point, California

We have audited the accompanying balance sheet of Digiblue Media, Inc. (dba Nevada Digiblue Media, Inc.)(A Development Stage Company) as of June 30, 2002, and the related statements of operations, stockholders' equity and cash flows for the six month period ending June 30, 2002, for the period from December 10, 2001(inception) to December 31, 2001 and for the period from December 10, 2001(inception) to June 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2002, and the results of its operations and its cash flows for the six month period ending June 30, 2002, for the period from December 10, 2001(inception) to December 31, 2001 and for the period from December 10, 2001(inception) to June 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying financial statements, the Company has no established source of revenue, which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also discussed in Note
1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.





CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
September 11, 2002

                              DIGIBLUE MEDIA, INC.
                         DBA NEVADA DIGIBLUE MEDIA, INC
                          (A DEVELOPMENT STAGE COMPANY)

                          BALANCE SHEET - JUNE 30, 2002

                                     ASSETS

Current assets:
    Cash and cash equivalents                                                       $         18,449
    Cost and estimated earnings in excess of
       billings on uncompleted contracts                                                       4,580
                                                                                    -----------------

         Total current assets                                                                            $         23,029

Computer equipment, net                                                                                             2,508
                                                                                                         -----------------
         Total assets                                                                                    $         25,537
                                                                                                         =================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities -
    accounts payable and accrued expenses                                                                $          2,240

Stockholders' equity:
    Common stock, $0.001 par value; 50,000,000 shares authorized;
      1,450,000 shares issued and outstanding                                       $          1,450
    Additional paid-in capital                                                                27,550
    Common stock issued for services                                                          (6,000)
    Retained earnings accumulated during development stage                                       297
                                                                                    -----------------

         Total stockholders' equity                                                                                23,297
                                                                                                         -----------------

         Total liabilties and stockholders' equity                                                       $         25,537
                                                                                                         =================




See accompanying independent auditors' report and notes to finanical statements.

                              DIGIBLUE MEDIA, INC.
                         DBA NEVADA DIGIBLUE MEDIA, INC
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS


                                                  For the six months       From December 10,         From December 10,
                                                    ended June 30,        2001 (Inception) to       2001 (Inception) to
                                                         2002              December 31, 2001           June 30, 2002
                                                 ---------------------  ------------------------  ------------------------
Revenue - from related party                     $             10,580   $                     -   $                10,580

General and administrative expenses                             9,283                     1,000                    10,283
                                                 ---------------------  ------------------------  ------------------------
Income (loss) before provision for income taxes                 1,297                    (1,000)                      297

Provision for income taxes                                          -                         -                         -
                                                 ---------------------  ------------------------  ------------------------

Net income (loss)                                $              1,297   $                (1,000)  $                   297
                                                 =====================  ========================  ========================
Net income (loss) per common
  share - basic and dilutive                                    $0.00                     $0.00   $                  0.00
                                                 =====================  ========================  ========================

Weighted average common shares
  outstanding - basic and dilutive                          1,348,361                   500,000                 1,028,061
                                                 =====================  ========================  ========================






See accompanying independent auditors' report and notes to finanical statements.

                              DIGIBLUE MEDIA, INC.
                         DBA NEVADA DIGIBLUE MEDIA, INC
                          (A DEVELOPMENT STAGE COMPANY)

                        STATEMENT OF STOCKHOLDERS' EQUITY


                                                                                                 Retained earnings
                                                                                                   accumulated
                                                  Common stock         Additional     Common         during            Total
                                            -------------------------   paid-in      stock for     development     stockholders'
                                               Shares       Amount      capital      services         stage           equity
                                            -------------  ---------- ------------- ------------ ----------------  -------------
Balance at December 10, 2001                           -   $       -   $         -   $         -  $            -   $          -

Issuance of common stock for
    cash and services - December 2001            500,000         500         9,500        (9,000)              -          1,000

Net loss                                               -           -             -             -          (1,000)        (1,000)
                                            -------------  ---------- ------------- ------------ ----------------  -------------
Balance at December 31, 2001                     500,000         500         9,500        (9,000)         (1,000)             -

Issuance of common stock for
    cash - February 2002                         750,000         750        14,250             -               -         15,000

Issuance of common stock for
    cash - May 2002                              200,000         200         3,800             -               -          4,000

Amortization of services                               -           -             -         3,000               -          3,000

Net income                                             -           -             -             -           1,297          1,297
                                            -------------  ---------- ------------- ------------ ----------------  -------------

Balance at June 30, 2002                       1,450,000   $   1,450   $    27,550   $    (6,000) $          297   $     23,297
                                            =============  ========== ============= ============ ================  =============




See accompanying independent auditors' report and notes to finanical statements.

                              DIGIBLUE MEDIA, INC.
                         DBA NEVADA DIGIBLUE MEDIA, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS



                                                                 For the six months     From December 10,      From December 10,
                                                                   ended June 30,      2001 (Inception) to    2001 (Inception) to
                                                                        2002            December 31, 2001        June 30, 2002
                                                                -------------------- ----------------------- ----------------------

Cash flows provided by (used in) operating activities:
    Net income (loss)                                           $             1,297  $               (1,000) $                 297
                                                                -------------------- ----------------------- ----------------------

    Adjustments to reconcile net income (loss) to net cash
      provided by (used in) operating activities:
          Amortization of common stock for services                           3,000                       -                  3,000

    (Increase) decrease in assets:
         Cost and estimated earnings in excess of                            (4,580)                      -                 (4,580)
         billings on uncompleted contracts

    Increase (decrease) in liabilities:
      Accounts payable and accrued expenses                                   2,240                       -                  2,240
                                                                -------------------- ----------------------- ----------------------

             Total adjustments                                                  660                       -                    660
                                                                -------------------- ----------------------- ----------------------

             Net cash provided by (used in)
             operating activities                                             1,957                  (1,000)                   957
                                                                -------------------- ----------------------- ----------------------

Cash flows used for investing activities -
    purchase of equipment                                                    (2,508)                      -                 (2,508)
                                                                -------------------- ----------------------- ----------------------

Cash flows provided by financing activities -
    proceeds from issuance of common stock                                   19,000                   1,000                 20,000
                                                                -------------------- ----------------------- ----------------------


Net increase in cash and cash equivalents                                    18,449                       -                 18,449
Cash and cash equivalents, beginning of period                                    -                       -                      -
                                                                -------------------- ----------------------- ----------------------

Cash and cash equivalents, end of period                        $            18,449  $                    -  $              18,449
                                                                ==================== ======================= ======================

Supplemental disclosure of cash flow information:
    Income taxes paid                                           $                 -  $                    -  $                   -
                                                                ==================== ======================= ======================
    Interest paid                                               $                 -  $                    -  $                   -
                                                                ==================== ======================= ======================

Non cash investing and financing activities
    In December 2001, the Company issued 500,000 shares valued at $10,000, of which $9,000 was for services to be rendered to the Company.






See accompanying independent auditors' report and notes to finanical statements.

                              DIGIBLUE MEDIA, INC.
                        DBA NEVADA DIGIBLUE MEDIA, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM DECEMBER 10, 2001
                          (INCEPTION) TO JUNE 30, 2002




(1)      Summary of Significant Accounting Policies:

         Nature of Business:

                  Digiblue Media, Inc. (the "Company") was incorporated under the laws of the State of Nevada on December 10, 2001. The revenues earned to date are not considered to be substantial, so managment believes the Company is still a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7. The Company plans to design and develop specialized software programs for any potential customer.

         Basis of Presentation:

                  The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has no established source of revenue. This matter raises substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

                  Management intends to continue to raise additional financing through debt and equity financing or other means and develop customer relations to complete its business plan, which it believes will be sufficient to provide the Company with the ability to continue in existence:

         Use of Estimates:

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates.

         Cash and Cash Equivalents:

                  For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.


See accompanying independent auditors' report.

                              DIGIBLUE MEDIA, INC.
                        DBA NEVADA DIGIBLUE MEDIA, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM DECEMBER 10, 2001
                          (INCEPTION) TO JUNE 30, 2002


(1)      Summary of Significant Accounting Policies, Continued:

         Stock-Based Compensation:

                  SFAS No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock (at the date of the grant), less the amount an employee must pay to acquire the stock. Compensation costs for non-employee stock-based compensation will properly be recognized using the fair value method.

         Revenue Recognition:

                  The Company generated revenue in the six months ended June 30, 2002 under a contract with a shareholder of the Company to create a software program. It was the only contract for the Company since inception. Revenue under this contract was recognized on the percentage-of-completion method measured by the portion of the total contract or job cost expended to date to the estimated total cost to complete. Contract costs include all direct labor, subcontract costs and indirect payroll costs. Selling, general and administrative costs are charged to expense as incurred.

         Income Taxes:

                  The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

         Basic and Diluted Loss Per Share:

                  In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of June 30, 2002, the Company has no outstanding stock options that can be converted into shares of Company's common stock.


See accompanying independent auditors' report.

                              DIGIBLUE MEDIA, INC.
                        DBA NEVADA DIGIBLUE MEDIA, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM DECEMBER 10, 2001
                          (INCEPTION) TO JUNE 30, 2002



(1)      Summary of Significant Accounting Policies, Continued:

         Comprehensive Income:

                  SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For the period from December 10, 2001 (inception) to June 30, 2002, the Company has no items that represent other comprehensive income and has not included a schedule of comprehensive income in the financial statements.

         Segment Reporting:

                  Based on the Company's integration and management strategies, the Company operated in a single business segment. For the period from inception to June 30, 2002, all revenues have been derived from domestic operations.

         New Accounting Pronouncements:

                  In July 2001, the FASB issued SFAS No. 141 "Business Combinations." SFAS No. 141 supersedes Accounting Principles Board ("APB") No. 16 and requires that any business combinations initiated after June 30, 2001 be accounted for as a purchase; therefore, eliminating the pooling-of-interest method defined in APB 16. The statement is effective for any business combination initiated after June 30, 2001 and shall apply to all business combinations accounted for by the purchase method for which the date of acquisition is July 1, 2001 or later. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements as the company has not engaged in any such transactions.

                  In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 142, "Goodwill and Other Intangibles." SFAS No. 142 addresses the initial recognition; measurement and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. The statement is effective for fiscal years beginning after December 15, 2001, and is effective July 1, 2001 for any intangibles acquired in a business combination initiated after June 30, 2001. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements as the company has not engaged in any such transactions.




See accompanying independent auditors' report.

                              DIGIBLUE MEDIA, INC.
                        DBA NEVADA DIGIBLUE MEDIA, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM DECEMBER 10, 2001
                          (INCEPTION) TO JUNE 30, 2002



(1)      Summary of Significant Accounting Policies, Continued:

         New Accounting Pronouncements, Continued:

                  In October 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                  In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Statement 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

                  In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This Statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.


(2)      Stockholders' Equity:

                  The Company is authorized to issue 55,000,000 shares of stock with 5,000,000 shares designated as preferred stock, par value of $0.001, and 50,000,0000 shares designated as common stock, par value of $0.001.



See accompanying independent auditors' report.

(2)      Stockholders' Equity, Continued:

         Common Stock
         ------------

         o In December 2001, the Company issued 500,000 shares of its common stock in exchange for $1,000 and services to be rendered to the Company. The shares were valued at $10,000, the current market value on the date of issuance. The difference between the fair market value of $10,000 and the cash proceeds of $1,000 has been expensed over a one year period, which is the life of the services to be rendered to the Company.
         o In February 2002, the Company sold 750,000 shares of its common stock for $15,000.
         o In May 2002, the Company entered into an agreement for the Company to develop software for a customer (see Revenue recognition). The agreement also stipulated the customer was to purchase 200,000 shares of the Company's common stock. The shares were sold for proceeds of $4,000.

         Preferred Stock
         ---------------

         Preferred Stock, any series, shall have the powers, preferences, rights, qualifications, limitations and restrictions as fixed by the Company's Board of Directors in its sole discretion. As of June 30, 2002, the Company's Board of Directors has not issued any Preferred Stock.


(3)      Provision for Income Taxes:

         The reconciliation of the effective income tax rate to the federal statutory rate for the six-month period ended June 30, 2002, is as follows:

                     Computed "expected" tax (benefit)              $      (500)
                     Increase (decrease) in income taxes
                       resulting from:
                       Increase in valuation allowance                      500
                                                                            ---

                                                                    $         -
                                                                    ============

         Deferred tax assets and liabilities reflect the net effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at June 30, 2002 are as follows:

                     Deferred tax assets:
                     Net operating loss carryforwards               $     1,600
                     Less valuation allowance                            (1,600)
                                                                    -----------

                                                                    $         -
                                                                    ===========



(3)      Provision for Income Taxes, Continued:

         At June 30, 2002, the Company has provided a 100% valuation allowance for the deferred tax asset, since management has not been able to determine that the realization of that asset is more likely than not. The net change in the valuation allowance for the period ended June 30, 2002, was an increase of approximately $1,600. As of June 30, 2002, the Company had net operating loss carryforwards ("NOLs") of approximately $1,600, expiring through 2022.


See accompanying independent auditors' report.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
--------------------------------------------------------------------------

In September 2002, our Board of Directors appointed Stonefield Josephson, Inc., a professional accountancy corporation, to audit our financials statements from December 10, 2001, our date of formation, through June 30, 2002.

There have been no disagreements with our accountant since our formation.

Legal Matters
-------------

The validity of the issuance of the shares of common stock offered by us has been passed upon by MC Law Group, Inc., located in Newport Beach, California.

Experts
-------

Our financial statements for the period from December 10, 2001, our date of formation, through June 30, 2002, appearing in this prospectus which is part of a Registration Statement have been audited by Stonefield Josephson, Inc. and are included in reliance upon such report given upon the authority of Stonefield Josephson, Inc. as experts in accounting and auditing.

Additional Information
----------------------

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

Part II - Information Not Required In Prospectus
------------------------------------------------

Indemnification of Directors and Officers
------------------------------------------

Article Seventh of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
     o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of our common stock. The estimated expenses of issuance and distribution are set forth below.

======================================== ==================== ===============
Registration Fees                        Approximately                $20.24
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately               $650.00
---------------------------------------- -------------------- ---------------
Costs of Printing and Engraving          Approximately               $500.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately            $10,000.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately             $4,000.00
======================================== ==================== ===============

Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In December 2001, we issued 500,000 shares of our common stock to Brian Eddo, our president, secretary and one of our directors, in exchange for cash of $1,000, and services which were valued at $9,000, or $0.02 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act. We believe that Mr. Eddo has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. In addition, Mr. Eddo had sufficient access to material information about us because he is our president, secretary and one of our directors.

In February 2002, we issued 750,000 shares of our common stock to Tamara Woody, our treasurer and one of our directors, in exchange for $15,000, or $0.02 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act. We believe that Ms. Woody has such knowledge and experience in financial and business matters that she is capable of evaluating the merits and risks of the prospective investment. In addition, Ms. Woody had sufficient access to material information about us because she is our treasurer and one of our directors.

In May 2002, we issued 200,000 shares of our common stock to Format, Inc. valued at $10,000, or $0.05 per share pursuant to a software purchase and development agreement. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act.

Exhibits
--------
         Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.
------------

1.          Underwriting Agreement (not applicable)

3.1         Articles of Incorporation

3.2         Bylaws

5.          Executed Opinion Re: Legality

8.          Opinion Re: Tax Matters (not applicable)

11.         Statement Re: Computation of Per Share Earnings*

15.         Letter on unaudited interim financial information (not applicable)*

23.1        Consent of Auditors

23.2        Consent of Counsel**

*      Included in Financial Statements
**     Included in Exhibit 5

Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Sunset Beach, State of California, on September 25, 2002.


Digiblue Media, Inc.,
a Nevada corporation

/s/ Brian Eddo
---------------------------------------------
Brian Eddo
principal executive officer, president,
secretary, director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/ Brian Eddo                                       September 25, 2002
--------------------------------------------
Brian Eddo
principal executive officer, president,
secretary, director


/s/ Tamara Woody                                     September 25, 2002
--------------------------------------------
Tamara Woody
principal accounting and financial officer,
treasurer, director